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                                                            EXHIBIT 99.B11(b)

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in Post-Effective Amendment No. 18 to Registration Statement No. 33-9269 of Prudential Equity Income Fund of our report dated December 5, 1996, appearing in the Statement of Additional Informations, which is included in such Registration Statement, and to the reference to us under the heading "Financial Highlights" in the Prospectus which is also included in such Registration Statement.


Deloitte & Touche LLP
New York, New York
December 18, 1997